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                                                                    EXHIBIT 4.14

                       REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement (the "Agreement") is made and entered into on this 21st day of June 2005, by and between Ronald A. Hirsch and Stephen Seymour (individually, "Hirsch" or "Seymour" and collectively, "Lender"), and Nord Resources Corporation, a Delaware corporation ("Borrower"). In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. LINE OF CREDIT. Lender hereby establishes for a period extending to December 31, 2005 (the "Maturity Date ") a revolving line of credit (the "Credit Line") for Borrower in the principal amount of Six Hundred Thousand Dollars ($600,000.00) (the "Credit Limit"). In connection herewith, (i) Borrower shall execute and deliver to Lender a secured promissory note (the "Secured Promissory Note") in the amount of the Credit Limit and in form and content satisfactory to Lender, and (ii) the parties shall execute a Security Agreement (the "Security Agreement"). All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an "Advance") shall become part of the principal of said Secured Promissory Note.

2. ADVANCES. Any request for an Advance may be made from time to time and in such amounts as Borrower may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made orally or in writing by such officer of Borrower authorized by it to request such Advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its president to request Advances. Lender may deposit or credit the amount of any requested Advance to Borrower's checking account with Lender. In Lender's sole discretion, Lender may refuse to make any requested Advance for any reason or no reason at all. The funds from the Advances will be used by the Borrower for operating expenses in connection with the operations of the Borrower.

3. INTEREST. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at the rate of six percent (6%) per annum, simple interest (the "Effective Rate"). The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay principal at any time without penalty.

4. SHARES AND WARRANTS. In consideration of Lender's extending the Credit Line to Borrower, Borrower agrees to issue to Lender four shares of Lender's common stock (the "Shares") and four warrants (the "Warrants," each such warrant a "Warrant") for every One Dollar ($1.00) loaned to Borrower in Advances. Each Warrant shall enable the Borrower to purchase one share of Lender's common stock for an exercise price of twenty-five cents ($0.25) for three (3) years. The Shares and


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Warrants owed to Borrower for any particular Advance shall be issued in the names of Hirsch and/or Seymour, in accordance to Borrower's instructions, within ten (10) days of the Advance. Lender agrees that the Shares and Warrants shall be "restricted securities" as defined by SEC Rule 144; however, Borrower agrees to register for sale the Shares and the shares of common stock underlying the Warrants on any registration statement that Borrower files during the next ten
(10) years with the Securities and Exchange Commission, except for any registration statement filed on Form S-8.

5. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

     (a) Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Delaware with the power to own its assets and to transact business in Arizona, and in such other states where its business is conducted.

     (b) Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

     (c) The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

     (d) Except as disclosed to Borrower, there is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

6. EVENTS OF DEFAULT. An event of default will occur if any of the following events occurs:

     (a) Failure to pay any principal or interest hereunder within ten (10) days after the same becomes due.

     (b) Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.


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     (c)  Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 6.

     (d) Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

     (e) Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

     (f) Any material breach by Borrower of the terms of the Secured Promissory Note or the Security Agreement.

7. REMEDIES. Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

8. NOTICE. Any written notice will be deemed effective on the date such notice is placed, first class, postage prepaid, in the United States mail, addressed to the party to which notice is being given as follows:

Lender:   Ronald A. Hirsch
          668 North Coast Highway, #171
          Laguna Beach, CA 92651

          Stephen Seymour
          c/o Nord Resource Corporation
          3048 Seven Dash Road
          Dragoon, AZ 85609

Borrower: Nord Resources Corporation
          Attn.: Erland A. Anderson, President


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          3048 Seven Dash Road
          Dragoon, AZ 85609

9. GENERAL PROVISIONS. All representations and warranties made in this Agreement and the Secured Promissory Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Secured Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of California. Time is of the essence hereof. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be amended or modified except in writing signed by the parties.

EXECUTED on the day and year first written above.

The Borrower: NORD RESOURCES CORPORATION,
              A Delaware corporation


              /s/ Erland A. Anderson
              ---------------------------------
              By: Erland A. Anderson
              Its: President


The Lender:


              /s/ Ronald A. Hirsch
              ---------------------------------
              Ronald A. Hirsch, an individual


              /s/ Stephen Seymour
              ---------------------------------
              Stephen Seymour, an individual


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